PREFERRED APARTMENT COMMUNITIES®

A PUBLICLY TRADED COMPANY (NYSE: APTS)

FOURTH QUARTER 2015

SUPPLEMENTAL FINANCIAL DATA

CROSSTOWN WALK A PREFERRED APARTMENT COMMUNITY

Tampa, FL

Fourth Quarter 2015

Table of Contents

Company Profile	3
Financial Summary of the Fourth Quarter and Full Year 2015	4
2016 Guidance	5
Highlights of the Fourth Quarter and Full Year 2015 and Subsequent Events	5
Consolidated Statements of Operations	7
Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net Loss Attributable to Common Stockholders	9
Notes to Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net Loss Attributable to Common Stockholders	11
Consolidated Balance Sheets	12
Consolidated Statements of Cash Flows	13
Real Estate Loan Portfolio	14
Multifamily Communities	15
Capital Expenditures	16
Retail Portfolio	17
Multifamily Same Store Financial Data	18
Definitions of Non-GAAP Measures	19

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Preferred Apartment Communities, Inc.                                  Page 2
Supplemental Financial Data

Fourth Quarter 2015

Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc. (NYSE: APTS), or the Company, is a Maryland corporation formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of our business strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and we may make real estate related loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the construction of multifamily communities and other properties. As a secondary strategy, we also may acquire or originate senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest not more than 20% of our assets in other real estate related investments, such as grocery-anchored shopping centers, as determined by Preferred Apartment Advisors, LLC, or our Manager, as appropriate for us. At December 31, 2015, the Company was the approximate 98.8% owner of Preferred Apartment Communities Operating Partnership, L.P., or the Operating Partnership. We elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, commencing with our tax year ended December 31, 2011.

Forward-Looking Statements
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Estimates of future earnings, guidance, goals and performance are, by definition, and certain other statements in this Supplemental Financial Data Report may constitute, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, achievements or transactions to be materially different from the results, guidance, goals, performance, achievements or transactions expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, our business and investment strategy; legislative or regulatory actions; the state of the U.S. economy generally or in specific geographic areas; economic trends and economic recoveries; our ability to obtain and maintain debt or equity financing; financing and advance rates for our target assets; our leverage level; changes in the values of our assets; availability of attractive investment opportunities in our target markets; our ability to maintain our qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; availability of quality personnel; our understanding of our competition and market trends in our industry; and interest rates, real estate values, the debt securities markets and the general economy.

Except as otherwise required by the federal securities laws, we assume no liability to update the information in this Supplemental Financial Data Report.

We refer you to the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the twelve months ended December 31, 2014 that was filed with the Securities and Exchange Commission, or SEC, on March 16, 2015, which discusses various factors that could adversely affect our financial results. Such risk factors and information may have been updated or supplemented by our Form 10-Q and Form 8-K filings and other documents filed after March 16, 2015 and from time to time with the SEC.

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Preferred Apartment Communities, Inc.                                  Page 3
Supplemental Financial Data

Fourth Quarter 2015

Financial Summary of the Fourth Quarter and Full Year 2015

(See Definitions of Non-GAAP Measures on page 19)

	Three months ended:		Change inc (dec):
	12/31/2015	12/31/2014	Amount	Percentage

Revenues	$33,916,477	$20,048,438	$13,868,039	69.2%

FFO	$4,842,395	$5,179,776	$(337,381)	(6.5)%

FFO per share (1)	$0.21	$0.25	$(0.04)	(16.0)%

Acquisition costs and other adjustments	2,877,100	498,582	$2,378,518	477.1%

NFFO	$7,719,495	$5,678,358	$2,041,137	35.9%

NFFO per share (1)	$0.34	$0.28	$0.06	21.4%

AFFO (plus preferred dividends)	$11,659,899	$6,870,233	$4,789,666	69.7%
Preferred dividends	(6,374,354)	(2,457,488)
AFFO	$5,285,545	$4,412,745	$872,800	19.8%

AFFO per share (1)	$0.23	$0.22	$0.01	4.5%

Dividends per share of Common Stock	$0.1925	$0.175	$0.018	10.3%

Cash flow from operations	$7,033,295	$5,438,478	$1,594,817	29.3%

Total assets	$1,295,529,033	$691,382,907	$604,146,126	87.4%
Weighted average shares of Common Stock
and Units outstanding	22,678,926	20,509,982

	Twelve months ended:		Change inc (dec):
	12/31/2015	12/31/2014	Amount	Percentage

Revenues	$109,305,512	$56,536,370	$52,769,142	93.3%

FFO	$16,701,905	$10,967,373	$5,734,532	52.3%

FFO per share (1)	$0.74	$0.63	$0.11	17.5%

Acquisition costs and other adjustments	9,250,421	7,406,301	$1,844,120	24.9%

NFFO	$25,952,326	$18,373,674	$7,578,652	41.2%

NFFO per share (1)	$1.16	$1.05	$0.11	10.5%

AFFO (plus preferred dividends)	40,535,017	22,153,810	$18,381,207	83.0%
Preferred dividends	(18,751,934)	(7,382,320)
AFFO	$21,783,083	$14,771,490	$7,011,593	47.5%

AFFO per share (1)	$0.97	$0.84	$0.13	15.5%

Dividends per share of Common Stock	$0.7275	$0.655	$0.073	11.1%

Cash flow from operations	$35,221,423	$15,436,062	$19,785,361	128.2%

Total assets	$1,295,529,033	$691,382,907	$604,146,126	87.4%
Weighted average shares of Common Stock
and Units outstanding	22,461,716	17,560,091

(1)“Per share” refers to per weighted average share of Common Stock and Class A Unit in our Operating Partnership outstanding for the periods indicated. See Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net Loss Attributable to Common Stockholders and Definitions of Non-GAAP Measures on pages 9, 10 and 19.

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Preferred Apartment Communities, Inc.                                  Page 4
Supplemental Financial Data

Fourth Quarter 2015

2016 Guidance:
NFFO (1) - We currently project NFFO to be in the range of $1.23 - $1.33 per share for the full year 2016.
Revenue - We currently project total revenues to be in the range of $175 million - $200 million for the full year 2016.

Highlights of the Fourth Quarter and Full Year 2015 and Subsequent Events

•
Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, or NFFO, was $7,719,495, or $0.34 per share for the fourth quarter 2015, an increase of 21.4% on a per share basis from our NFFO result of $5,678,358, or $0.28 per share for the fourth quarter 2014. For the full year 2015, NFFO was $25,952,326, or $1.16 per share, an increase of 10.5% on a per share basis from our NFFO result of $18,373,674, or $1.05 per share for the year 2014.

•
Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders, or AFFO, was $5,285,545, or $0.23 per share for the fourth quarter 2015, compared to our AFFO result of $4,412,745, or $0.22 per share for the fourth quarter 2014. For the full year 2015, AFFO was $21,783,083, or $0.97 per share, an increase of 15.5% on a per share basis from our AFFO result of $14,771,490, or $0.84 per share for the year 2014. AFFO is calculated after deductions for all preferred dividends.

•
As of December 31, 2015, our total assets were approximately $1.3 billion, an increase of approximately $604.1 million, or 87.4% compared to our total assets of approximately $691.4 million at December 31, 2014.

•
Total revenues for the fourth quarter 2015 were approximately $33.9 million, an increase of approximately $13.9 million, or 69.2%, compared to approximately $20.0 million for the fourth quarter 2014. Total revenues for the full year 2015 were approximately $109.3 million, an increase of approximately $52.8 million, or 93.3%, compared to approximately $56.5 million for the full year 2014.

•
Cash flow from operations for the fourth quarter 2015 was approximately $7.0 million, an increase of approximately $1.6 million, or 29.3%, compared to approximately $5.4 million for the fourth quarter 2014. Cash flow from operations for the full year 2015 was approximately $35.2 million, an increase of approximately $19.8 million, or 128.2%, compared to approximately $15.4 million for the full year 2014.

•
Our Common Stock dividend of $0.1925 per share for the fourth quarter 2015 represents a growth rate of 10.0% from our fourth quarter 2014 dividend of $0.175 per share and a growth rate of approximately 12.1% on an annualized basis since June 30, 2011, the first quarter end following our initial public offering in April 2011.

•	At December 31, 2015, our leverage, as measured by the ratio of our debt to the undepreciated book value of our total assets, was approximately 55.2%.

•	For the fourth quarter 2015, our average occupancy was 94.7%. As of December 31, 2015, our retail portfolio was 93.9% leased.

•
For the fourth quarter 2015, our NFFO payout ratio to our Common Stockholders and Unitholders was approximately 56.6% and our AFFO payout ratio to Common Stockholders and Unitholders was approximately 82.6%. (2)

•
For the fourth quarter 2015, our NFFO payout ratio (before the deduction of preferred dividends) to our Series A Preferred Stockholders was approximately 45.2% and our AFFO payout ratio (before the deduction of preferred dividends) to our Series A Preferred Stockholders was approximately 54.7%. (2)

•
During the fourth quarter 2015, we converted two existing bridge loans to real estate investment loans and added a member loan having an aggregate commitment amount of up to approximately $33.6 million, to partially finance a planned multifamily community project and a retail center, both located in Atlanta, Georgia. The loans pay current monthly interest of 8.5% per annum and accrue deferred interest at 5% per annum.

•
During the fourth quarter 2015, we originated one real estate investment loan and a member loan of up to approximately $10.1 million to partially finance a planned multifamily community project in Tampa, Florida. The loans pay current monthly interest of 8.5% per annum and accrue deferred interest at 5% per annum.

•
During the fourth quarter 2015, we acquired two multifamily communities, one located in Nashville, Tennessee and one located in Houston, Texas, consisting of an aggregate of 720 multifamily units and retail suites comprising approximately 47,600 square feet of gross leasable area. We also acquired two grocery-anchored shopping centers in the Atlanta, Georgia and Chattanooga, Tennessee markets comprising approximately 325,000 aggregate square feet of gross leasable area.

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Preferred Apartment Communities, Inc.                                  Page 5
Supplemental Financial Data

Fourth Quarter 2015

•
With the closing of the acquisitions referenced above, we owned as of year-end 19 multifamily communities consisting of an aggregate of 6,136 units and 14 grocery-anchored shopping centers comprising an aggregate of 1,278,797 square feet of gross leasable area. Upon completion of all the projects partially financed by our real estate loan portfolio and if we were to acquire all the underlying properties, we would own 19 additional multifamily communities, comprising an aggregate of 4,708 additional units, and including six student housing communities with 4,010 beds and one additional grocery-anchored shopping center.

•
To date in the first quarter 2016, we have acquired three multifamily communities located in each of Orlando and Tampa, Florida, and Atlanta, Georgia, comprising an aggregate of 1,164 units and a grocery-anchored shopping center located in the Atlanta, Georgia market, comprising approximately 75,000 square feet of gross leasable area.

(1) “Per share” refers to per weighted average share of Common Stock and Class A Unit in our Operating Partnership outstanding for the periods indicated. See Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net Loss Attributable to Common Stockholders and Definitions of Non-GAAP Measures on pages 9, 10 and 19.

(2) We calculate the NFFO and AFFO payout ratios to Common Stockholders and Unitholders as the ratio of Common Stock dividends and distributions to Unitholders to NFFO or AFFO, respectively. We calculate the NFFO and AFFO payout ratios to Series A Preferred Stockholders as the ratio of Preferred Stock dividends to the sum of Preferred Stock dividends and NFFO or AFFO, respectively. See Definitions of Non-GAAP Measures on page 19.

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Preferred Apartment Communities, Inc.                                  Page 6
Supplemental Financial Data

Fourth Quarter 2015

Preferred Apartment Communities, Inc.
Consolidated Statements of Operations
(Unaudited)
	Three months ended December 31,
	2015	2014
Revenues:
Rental revenues	$21,824,050	$12,301,455
Other property revenues	2,809,770	1,740,798
Interest income on loans and notes receivable	6,839,746	4,874,917
Interest income from related parties	2,442,911	1,131,268
Total revenues	33,916,477	20,048,438

Operating expenses:
Property operating and maintenance	3,156,855	1,946,520
Property salary and benefits reimbursement to related party	1,770,490	1,015,867
Property management fees	931,962	532,902
Real estate taxes	3,023,378	1,485,222
General and administrative	732,123	452,954
Equity compensation to directors and executives	601,185	437,242
Depreciation and amortization	11,686,571	7,537,670
Acquisition and pursuit costs	1,309,450	111,148
Acquisition fees to related parties	1,567,650	213,750
Asset management fees to related party	2,210,638	1,339,602
Insurance, professional fees, and other expenses	1,155,915	633,552

Total operating expenses	28,146,217	15,706,429
Contingent asset management and general and administrative expense fees	(276,999)	(332,345)

Net operating expenses	27,869,218	15,374,084
Operating income	6,047,259	4,674,354
Interest expense	6,431,388	4,538,091

Net (loss) income	(384,129)	136,263
Consolidated net loss (income) attributable
to non-controlling interests	4,609	(967)

Net (loss) income attributable to the Company	(379,520)	135,296

Dividends declared to Series A preferred stockholders	(6,374,354)	(2,457,488)
Earnings attributable to unvested restricted stock	(2,901)	(6,863)

Net loss attributable to common stockholders	$(6,756,775)	$(2,329,055)

Net loss per share of Common Stock available to common stockholders,
basic and diluted	$(0.30)	$(0.11)
Weighted average number of shares of Common Stock outstanding,
basic and diluted	22,402,366	20,364,971

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Preferred Apartment Communities, Inc.                                  Page 7
Supplemental Financial Data

Fourth Quarter 2015

Preferred Apartment Communities, Inc.
Consolidated Statements of Operations
(Unaudited)
	Twelve months ended December 31,
	2015	2014
Revenues:
Rental revenues	$69,128,280	$30,762,423
Other property revenues	9,495,522	3,946,222
Interest income on loans and notes receivable	23,207,610	18,531,899
Interest income from related parties	7,474,100	3,295,826
Total revenues	109,305,512	56,536,370

Operating expenses:
Property operating and maintenance	10,878,872	4,887,903
Property salary and benefits reimbursement to related party	5,885,242	2,882,283
Property management fees	3,014,801	1,347,502
Real estate taxes	9,934,412	3,587,287
General and administrative	2,285,789	1,051,849
Equity compensation to directors and executives	2,362,453	1,784,349
Depreciation and amortization	38,096,334	16,328,715
Acquisition and pursuit costs	4,186,092	3,518,540
Acquisition fees to related parties	4,967,671	3,714,077
Asset management fees to related party	7,041,226	3,546,987
Insurance, professional fees, and other expenses	3,568,356	1,903,833

Total operating expenses	92,221,248	44,553,325
Contingent asset management and general and administrative expense fees	(1,805,478)	(332,345)

Net operating expenses	90,415,770	44,220,980
Operating income	18,889,742	12,315,390
Interest expense	21,315,731	10,188,187

Net (loss) income	(2,425,989)	2,127,203
Consolidated net loss (income) attributable
to non-controlling interests	25,321	(33,714)

Net (loss) income attributable to the Company	(2,400,668)	2,093,489

Dividends declared to Series A preferred stockholders	(18,751,934)	(7,382,320)
Earnings attributable to unvested restricted stock	(19,256)	(24,090)

Net loss attributable to common stockholders	$(21,171,858)	$(5,312,921)

Net loss per share of Common Stock available to common stockholders,
basic and diluted	$(0.95)	$(0.31)

Weighted average number of shares of Common Stock outstanding,
basic and diluted	22,182,971	17,399,147

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Preferred Apartment Communities, Inc.                                  Page 8
Supplemental Financial Data

Fourth Quarter 2015

Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders,
Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and
Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders
to Net Loss Attributable to Common Stockholders (A)

		Three months ended:
		12/31/2015	12/31/2014

Net loss attributable to common stockholders (See note 1)		$(6,756,775)	$(2,329,055)

Add:	Loss attributable to non-controlling interests (See note 2)	(4,609)	967
	Depreciation of real estate assets	8,545,481	4,874,763
	Amortization of acquired real estate intangible assets and deferred leasing costs	3,058,298	2,633,101

Funds from operations attributable to common stockholders and Unitholders		4,842,395	5,179,776

Add:	Acquisition and pursuit costs	2,877,100	324,898
	Loan cost amortization on acquisition term note (See note 3)	—	173,684

Normalized funds from operations attributable to common stockholders and Unitholders		7,719,495	5,678,358

	Non-cash equity compensation to directors and executives	601,185	437,242
	Amortization of loan closing costs (See note 4)	404,315	276,526
	Depreciation/amortization of non-real estate assets	82,792	29,806
	Net loan fees received (See note 5)	348,317	86,383
	Deferred interest income received (See note 6)	130,072	241,192
Less:	Non-cash loan interest income (See note 5)	(3,328,607)	(1,940,194)
	Abandoned pursuit costs	—	(519)
	Cash paid for loan closing costs	(42,023)	—
	Amortization of acquired real estate intangible liabilities (See note 7)	(379,025)	(173,188)
	Normally recurring capital expenditures and leasing costs (See note 8)	(250,976)	(222,861)

Adjusted funds from operations attributable to common stockholders and Unitholders		$5,285,545	$4,412,745

Common Stock dividends and distributions to Unitholders declared:
	Common Stock dividends	$4,314,999	$3,697,436
	Distributions to Unitholders	53,238	25,377
	Total	$4,368,237	$3,722,813

Common Stock dividends and Unitholder distributions per share		$0.1925	$0.175

FFO per weighted average basic share of Common Stock and Unit outstanding		$0.21	$0.25
NFFO per weighted average basic share of Common Stock and Unit outstanding		$0.34	$0.28
AFFO per weighted average basic share of Common Stock and Unit outstanding		$0.23	$0.22
Weighted average shares of Common Stock and Units outstanding: (A)
	Basic:
	Common Stock	22,402,366	20,364,971
	Class A Units	276,560	145,011
	Common Stock and Class A Units	22,678,926	20,509,982

	Diluted Common Stock and Class A Units (B)	23,443,082	20,750,050

Actual shares of Common Stock outstanding, including 15,067 and 39,216 unvested shares
of restricted Common Stock at December 31, 2015 and 2014, respectively		22,776,618	21,443,203
Actual Class A Units outstanding		276,560	145,011
	Total	23,053,178	21,588,214

(A) Units and Unitholders refer to Class A Units in our Operating Partnership, or Class A Units, and holders of Class A Units, respectively. The Unitholders were granted awards of Class B Units in our Operating Partnership, or Class B Units, for annual service which became vested and earned and automatically converted to Class A Units. The Class A Units collectively represent an approximate 1.22% weighted average non-controlling interest in the Operating Partnership for the three-month period ended December 31, 2015.

(B) Since our NFFO and AFFO results are positive for the periods reflected above, we are presenting recalculated diluted weighted average shares of Common Stock and Class A Units for these periods for purposes of this table, which includes the dilutive effect of common stock equivalents from grants of the Class B Units, warrants included in units of Series A Preferred Stock issued, as well as annual grants of restricted Common Stock. The weighted average shares of Common Stock outstanding presented on the Consolidated Statements of Operations are the same for basic and diluted for any period for which we recorded a net loss available to common stockholders.

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Preferred Apartment Communities, Inc.                                  Page 9
Supplemental Financial Data

Fourth Quarter 2015

Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders,
Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and
Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders
to Net Loss Attributable to Common Stockholders (A)

		Twelve months ended:
		12/31/2015	12/31/2014

Net loss attributable to common stockholders (See note 1)		$(21,171,858)	$(5,312,921)

Add:	Loss attributable to non-controlling interests (See note 2)	(25,321)	33,714
	Depreciation of real estate assets	27,497,386	12,181,439
	Amortization of acquired real estate intangible assets and deferred leasing costs	10,401,698	4,065,141

Funds from operations attributable to common stockholders and Unitholders		16,701,905	10,967,373

Add:	Acquisition and pursuit costs	9,153,763	7,232,617
	Loan cost amortization on acquisition term notes (See note 3)	96,658	173,684

Normalized funds from operations attributable to common stockholders and Unitholders (See note 9)		25,952,326	18,373,674

	Non-cash equity compensation to directors and executives	2,362,453	1,784,349
	Amortization of loan closing costs (See note 4)	1,377,618	831,375
	Depreciation/amortization of non-real estate assets	197,250	82,135
	Net loan fees received (See note 5)	1,387,109	484,674
	Deferred interest income received (See note 6)	3,380,451	1,555,710
Less:	Non-cash loan interest income (See note 5)	(9,924,973)	(7,202,831)
	Abandoned pursuit costs	(39,657)	(127,326)
	Cash paid for loan closing costs	(571,876)	(67,257)
	Amortization of acquired real estate intangible liabilities (See note 7)	(1,074,202)	(254,802)
	Normally recurring capital expenditures and leasing costs (See note 8)	(1,263,416)	(688,211)

Adjusted funds from operations attributable to common stockholders and Unitholders		$21,783,083	$14,771,490

Common Stock dividends and distributions to Unitholders declared:
	Common Stock dividends	$16,196,324	$11,747,328
	Distributions to Unitholders	202,545	106,640
	Total	$16,398,869	$11,853,968

Common Stock dividends and Unitholder distributions per share		$0.7275	$0.655

FFO per weighted average basic share of Common Stock and Unit outstanding		$0.74	$0.63
NFFO per weighted average basic share of Common Stock and Unit outstanding		$1.16	$1.05
AFFO per weighted average basic share of Common Stock and Unit outstanding		$0.97	$0.84
Weighted average shares of Common Stock and Units outstanding: (A)
	Basic:
	Common Stock	22,182,971	17,399,147
	Class A Units	278,745	160,944
	Common Stock and Class A Units	22,461,716	17,560,091

	Diluted Common Stock and Class A Units (B)	22,982,002	17,736,588

Actual shares of Common Stock outstanding, including 15,067 and 39,216 unvested shares
of restricted Common Stock at December 31, 2015 and 2014, respectively		22,776,618	21,443,203
Actual Class A Units outstanding		276,560	145,011
	Total	23,053,178	21,588,214

(A) Units and Unitholders refer to Class A Units in our Operating Partnership, or Class A Units, and holders of Class A Units, respectively. The Unitholders were granted awards of Class B Units in our Operating Partnership, or Class B Units, for annual service which became vested and earned and automatically converted to Class A Units. The Class A Units collectively represent an approximate 1.24% weighted average non-controlling interest in the Operating Partnership for the twelve-month period ended December 31, 2015.

(B) Since our NFFO and AFFO results are positive for the periods reflected above, we are presenting recalculated diluted weighted average shares of Common Stock and Class A Units for these periods for purposes of this table, which includes the dilutive effect of common stock equivalents from grants of the Class B Units, warrants included in units of Series A Preferred Stock issued, as well as annual grants of restricted Common Stock. The weighted average shares of Common Stock outstanding presented on the Consolidated Statements of Operations are the same for basic and diluted for any period for which we recorded a net loss available to common stockholders.

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Preferred Apartment Communities, Inc.                                  Page 10
Supplemental Financial Data

Fourth Quarter 2015

Notes to Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net Loss Attributable to Common Stockholders

1)
Rental and other property revenues and expenses for the twelve-month period ended December 31, 2015 include activity for the nine multifamily communities and four grocery-anchored shopping centers acquired during 2015 only from their respective dates of acquisition. Similarly, rental and other property revenues and expenses for the twelve-month period ended December 31, 2014 include activity for the four multifamily communities and ten grocery-anchored shopping centers acquired during 2014 only from their respective dates of acquisition.

2)
Non-controlling interests in our Operating Partnership consisted of a total of 276,560 Class A Units as of December 31, 2015, which were awarded primarily to our key executive officers. The Class A Units are apportioned a percentage of our financial results as non-controlling interests. The weighted average ownership percentage of these holders of Class A Units was calculated to be 1.22% and 0.71% for the three-month periods ended December 31, 2015 and 2014, respectively and 1.24% and 0.92% for the twelve-month periods ended December 31, 2015 and 2014, respectively.

3)
We incurred loan closing costs for the acquisition of the Avenues at Northpointe and Avenues at Cypress multifamily communities in 2015 on our $32 million acquisition term loan facility with Key Bank National Association, or Term Loan. These costs were deferred and were being amortized over the life of the loan until it was repaid in full on May 12, 2015. Similarly, we incurred loan closing costs in 2014 on a $45 million Term Loan to partially finance the acquisitions of the Sunbelt and Dunbar portfolios in the third quarter 2014; this term loan was repaid in full on December 23, 2014. Since the amortization expense of these deferred costs is similar in character to acquisition costs, they are therefore an additive adjustment in the calculation of NFFO.

4)
We incurred loan closing costs on our existing mortgage loans, which are secured on a property-by-property basis by each of our acquired multifamily communities and retail assets, and also for occasional amendments to our $70 million revolving line of credit with Key Bank National Association, or our Revolving Line of Credit. These loan closing costs are being amortized over the lives of the respective mortgage loans and the Revolving Line of Credit, and the non-cash amortization expense is an addition to NFFO in the calculation of AFFO. Neither we nor the Operating Partnership have any recourse liability in connection with any of the mortgage loans, nor do we have any cross-collateralization arrangements with respect to the assets securing the mortgage loans, other than security interests in 49% of the equity interests of the subsidiaries owning such assets, granted in connection with our Revolving Line of Credit, which provides for full recourse liability. At December 31, 2015, aggregate unamortized loan costs were approximately $8.6 million, which will be amortized over a weighted average remaining loan life of approximately 5.7 years.

5)
We receive loan fees in conjunction with the origination of certain real estate loans. These fees are then recognized as revenue over the lives of the applicable loans as adjustments of yield using the effective interest method. The total fees received in excess of amortization income, after the payment of acquisition fees to Preferred Apartment Advisors, LLC, our Manager, are additive adjustments in the calculation of AFFO. Correspondingly, the non-cash income recognized under the effective interest method is a deduction in the calculation of AFFO. We also accrue over the lives of certain loans additional interest amounts that become due to us at the time of repayment of the loan or refinancing of the property, or when the property is sold to a third party. This non-cash income is deducted from NFFO in the calculation of AFFO.

6)
The Company records deferred interest revenue on certain of its real estate loans. These adjustments reflect the receipt during the periods presented of interest income which was earned and accrued prior to those periods presented on various real estate loans.

7)
This adjustment reflects straight-line rent adjustments and the reversal of the non-cash amortization of below-market and above-market lease intangibles, which were recognized in conjunction with the Company’s acquisitions and which are amortized over the estimated average remaining lease terms from the acquisition date for multifamily communities and over the remaining lease terms for retail assets. At December 31, 2015, the balance of unamortized below-market lease intangibles was approximately $9.3 million, which will be recognized over a weighted average remaining lease period of approximately 8.4 years.

8)
We deduct from NFFO normally recurring capital expenditures that are necessary to maintain our assets’ revenue streams in the calculation of AFFO. No adjustment is made in the calculation of AFFO for nonrecurring capital expenditures, which totaled $730,821 and $575,883 for the three-month periods ended December 31, 2015 and 2014, respectively and $2,871,202 and $1,391,570 for the twelve-month periods ended December 31, 2015 and 2014, respectively. This adjustment also deducts from NFFO capitalized amounts for third party costs during the period to originate or renew leases in our grocery-anchored shopping centers.

9)
We incurred legal costs pertaining to the negotiation of an extension of our management agreement with our Manager and reported these costs as an additive adjustment to FFO in our calculation of NFFO for the three-month period ended September 30, 2015. This adjustment was reversed for the twelve-month period ended December 31, 2015 as we have not yet completed an extension to our management agreement.

See Definitions of Non-GAAP Measures beginning on page 19.

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Preferred Apartment Communities, Inc.                                  Page 11
Supplemental Financial Data

Fourth Quarter 2015

Preferred Apartment Communities, Inc.
Consolidated Balance Sheets
(Unaudited)

	December 31, 2015	December 31, 2014

Assets
Real estate
Land	$145,929,264	$79,272,457
Building and improvements	764,298,467	377,030,987
Tenant improvements	5,781,199	3,240,784
Furniture, fixtures, and equipment	90,667,257	36,864,668
Construction in progress	609,399	66,647
Gross real estate	1,007,285,586	496,475,543
Less: accumulated depreciation	(53,994,666)	(26,388,066)
Net real estate	953,290,920	470,087,477
Real estate loans, net	180,688,293	128,306,697
Real estate loans to related party, net	57,313,465	24,924,976
Total real estate and real estate loans, net	1,191,292,678	623,319,150

Cash and cash equivalents	2,439,605	3,113,270
Restricted cash	12,539,440	4,707,865
Notes receivable	18,489,247	14,543,638
Note receivable and revolving line of credit due from related party	19,454,486	14,153,922
Accrued interest receivable on real estate loans	14,294,648	8,038,447
Acquired intangible assets, net of amortization	19,381,473	12,702,980
Deferred loan costs, net of amortization	488,770	79,563
Deferred offering costs	5,834,304	6,333,763
Tenant receivables and other assets	11,314,382	4,390,309

Total assets	$1,295,529,033	$691,382,907

Liabilities and equity
Liabilities
Mortgage notes payable, principal amount	$696,945,291	$354,418,668
Less: deferred loan costs, net of amortization	(8,099,517)	(5,027,505)
Mortgage notes payable, net of deferred loan costs	688,845,774	349,391,163
Revolving line of credit	34,500,000	24,500,000
Real estate loan participation obligation	13,544,160	7,990,798
Accounts payable and accrued expenses	12,644,818	4,941,703
Accrued interest payable	1,803,389	1,116,750
Dividends and partnership distributions payable	6,647,507	4,623,246
Acquired below market lease intangibles, net of amortization	9,253,450	5,935,931
Security deposits and other liabilities	2,836,145	1,301,442
Total liabilities	770,075,243	399,801,033

Commitments and contingencies

Equity
Stockholder's equity
Series A Redeemable Preferred Stock, $0.01 par value per share; 1,050,000 shares authorized; 486,182 and 193,334 shares issued; 482,964 and 192,846
shares outstanding at December 31, 2015 and 2014, respectively	4,830	1,928
Common Stock, $0.01 par value per share; 400,066,666 shares authorized;
22,761,551 and 21,403,987 shares issued and outstanding at
December 31, 2015 and 2014, respectively	227,616	214,039
Additional paid-in capital	536,450,877	300,576,349
Accumulated deficit	(13,698,520)	(11,297,852)
Total stockholders' equity	522,984,803	289,494,464
Non-controlling interest	2,468,987	2,087,410
Total equity	525,453,790	291,581,874

Total liabilities and equity	$1,295,529,033	$691,382,907

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Preferred Apartment Communities, Inc.                                  Page 12
Supplemental Financial Data

Fourth Quarter 2015

Preferred Apartment Communities, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Year ended December 31,
	2015	2014
Operating activities:
Net (loss) income	$(2,425,989)	$2,127,203
Reconciliation of net (loss) income to net cash provided by operating activities:
Depreciation expense	27,672,387	12,258,812
Amortization expense	10,423,947	4,069,903
Amortization of above and below market leases	(816,509)	(242,893)
Deferred fee income amortization	(868,615)	(904,144)
Deferred loan cost amortization	1,474,276	887,216
(Increase) in accrued interest income on real estate loans	(6,256,200)	(4,751,788)
Equity compensation to executives and directors	2,362,453	1,784,349
Deferred cable income amortization	(19,743)	(19,009)
Loss on asset disposal	—	2,804
Changes in operating assets and liabilities:
(Increase) in tenant receivables and other assets	(2,341,649)	(1,723,648)
Increase in accounts payable and accrued expenses	4,866,996	1,124,078
Increase in accrued interest payable	616,681	673,651
Increase in prepaid rents	362,625	120,236
Increase in security deposits and other liabilities	170,763	29,292
Net cash provided by operating activities	35,221,423	15,436,062

Investing activities:
Investment in real estate loans	(114,026,945)	(54,939,135)
Repayments of real estate loans	18,772,024	13,857,393
Notes receivable issued	(19,339,695)	(11,704,662)
Notes receivable repaid	15,350,624	6,327,396
Note receivable issued to and draws on line of credit by related party	(18,634,237)	(14,981,065)
Repayments of line of credit by related party	12,502,579	6,680,951
Acquisition fees received on real estate loans	2,761,047	1,111,131
Acquisition fees paid on real estate loans	(1,349,273)	(555,583)
Acquisition fees paid to real estate loan participants	(24,665)	(107,398)
Acquisition of properties	(420,700,550)	(299,506,416)
Additions to real estate assets - improvements	(4,239,725)	(2,118,349)
Increase in deposits on acquisitions	—	4,773
Deposits paid on acquisitions	(660,400)	—
Decrease in restricted cash	(3,920,995)	(492,778)
Net cash used in investing activities	(533,510,211)	(356,423,742)

Financing activities:
Proceeds from mortgage notes payable	256,865,500	227,556,000
Payment for mortgage debt	(4,175,271)	(13,653,331)
Payments for deposits and other mortgage loan costs	(4,481,004)	(5,291,302)
Proceeds from real estate loan participants	4,996,680	7,908,835
Proceeds from lines of credit	295,800,000	96,433,305
Payments on lines of credit	(285,800,000)	(101,323,306)
Proceeds from term loan	32,000,000	44,250,000
Repayment of the term loan	(32,000,000)	(44,250,000)
Proceeds from sales of Units, net of offering costs and redemptions	264,454,768	93,651,581
Proceeds from sales of Common Stock	5,381,848	48,995,741
Common stock dividends paid	(15,578,760)	(10,501,589)
Preferred stock dividends paid	(17,373,097)	(6,913,550)
Distributions to non-controlling interests	(174,686)	(98,380)
Payments for deferred offering costs	(2,300,855)	(1,843,485)
Net cash provided by financing activities	497,615,123	334,920,519

Net decrease in cash and cash equivalents	(673,665)	(6,067,161)
Cash and cash equivalents, beginning of period	3,113,270	9,180,431
Cash and cash equivalents, end of period	$2,439,605	$3,113,270

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Preferred Apartment Communities, Inc.                                  Page 13
Supplemental Financial Data

Fourth Quarter 2015

Real Estate Loans

			Total units upon	Loan balance at December 31,	Total loan	Purchase option window		Purchase option price
Project/Property	(1)	Location	completion	2015 (2)	commitments	Begin	End

Crosstown Walk		Tampa, FL	342	$10,962,000	$10,962,000	7/1/2016	12/31/2016	$39,654,273
City Vista		Pittsburgh, PA	272	16,107,735	16,107,735	2/1/2017	5/31/2017	43,560,271
Overton Rise		Atlanta, GA	294	16,603,935	16,600,000	7/8/2016	12/8/2016	51,500,000
Haven West	(3)	Atlanta, GA	160	6,784,167	6,940,795	8/1/2016	1/31/2017	26,138,466
Haven 12	(4)	Starkville, MS	152	5,815,849	6,116,384	9/1/2016	11/30/2016	(5)
Founders' Village	(6)	Williamsburg, VA	247	9,866,000	10,346,000	2/1/2017	5/31/2017	44,266,000
Encore	(7)	Atlanta, GA	340	10,958,200	10,958,200	1/8/2018	5/8/2018	(5)
Encore Capital	(7)	Atlanta, GA	—	6,036,465	9,758,200	N/A	N/A	N/A
Palisades	(6)	Northern VA	304	16,070,000	17,270,000	3/1/2017	7/31/2017	(5)
Fusion		Irvine, CA	280	37,332,837	59,052,583	1/1/2018	4/1/2018	(5)
Green Park	(6)	Atlanta, GA	310	12,356,189	13,464,372	11/1/2017	2/28/2018	(5)
Stadium Village	(6,8)	Atlanta, GA	198	13,329,868	13,424,995	9/1/2016	11/30/2016	(5)
Summit Crossing III		Atlanta, GA	172	7,246,400	7,246,400	8/1/2017	11/30/2017	(5)
Overture		Tampa, FL	180	4,519,495	6,920,000	1/1/2018	5/1/2018	(5)
Aldridge at Town Village		Atlanta, GA	300	9,776,455	10,975,000	11/1/2017	2/28/2018	(5)
18 Nineteen	(9)	Lubbock, TX	217	14,496,563	15,598,352	10/1/2017	12/31/2017	(5)
Haven South	(10)	Waco, TX	250	14,200,703	15,455,668	10/1/2017	12/31/2017	(5)
Haven Tampa	(11)	Tampa, FL	158	2,900,000	2,900,000	N/A	N/A	N/A
Bishop Street	(12)	Atlanta, GA	232	3,107,012	3,107,012	N/A	N/A	N/A
Dawson Marketplace	(13)	Atlanta, GA	—	11,573,432	12,857,005	12/16/2017	12/15/2018	(14)
Wade Green	(15)	Atlanta, GA	—	6,250,000	6,250,000	N/A	N/A	N/A
Hidden River		Tampa, FL	—	—	4,734,960	9/1/2018	12/31/2018	(5)
Hidden River Capital		Tampa, FL	300	2,671,870	5,380,000	N/A	N/A	N/A
			4,708	238,965,175	$282,425,661
Unamortized loan origination fees				(963,417)
Carrying amount				$238,001,758

	(1)	All loans pertain to developments of multifamily communities, except as otherwise indicated.
	(2)	Loan balances presented are principal amounts due.
	(3)	Real estate loan in support of a completed 160-unit, 568-bed student housing community adjacent to the campus of the University of West Georgia.
	(4)	Real estate loan in support of a completed 152-unit, 536-bed student housing community adjacent to the campus of Mississippi State University.
	(5)	The purchase price is to be calculated based upon market cap rates at the time of exercise of the purchase option, with discounts ranging from between 20 and 60 basis points, depending on the loan.
	(6)	Loan balance includes 25% loan participation by an unrelated third party syndicate of lenders.
	(7)
Bridge loan to partially finance the acquisition of land and predevelopment costs for a multifamily community in Atlanta, Georgia. On October 9, 2015, our Encore bridge loan was recapitalized into an amount up to approximately $20.7 million to partially finance a planned multifamily community project in Atlanta, Georgia.

	(8)	Real estate loan in support of a completed 198-unit, 792-bed student housing community adjacent to the campus of Kennesaw State University in Atlanta, Georgia.
	(9)	Real estate loan of up to approximately $15.6 million in support of a planned 217-unit, 732-bed student housing community adjacent to the campus of Texas Tech University.
	(10)	Real estate loan in support of a planned 250-unit, 840-bed student housing community adjacent to the campus of Baylor University in Waco, Texas.
	(11)	Bridge loan in support of a planned 158-unit, 542-bed student housing community adjacent to the campus of the University of South Florida in Tampa, Florida.
	(12)	Bridge loan to partially finance the acquisition of land and predevelopment costs for a multifamily community in Atlanta, Georgia.
	(13)	Real estate loan in support of a planned approximate 200,000 square foot retail center in the Atlanta, Georgia market.
	(14)
The Dawsonville loan includes ten separate purchase options to acquire a shopping center tract and 14 outlots, with the purchase prices to be calculated based upon market cap rates at the time of exercise of the purchase option, less a discount of 20 basis points.

	(15)	First position loan secured by a grocery-anchored shopping center in the Atlanta, Georgia market.

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Preferred Apartment Communities, Inc.                                  Page 14
Supplemental Financial Data

Fourth Quarter 2015

Multifamily Communities

				Three months ended December 31, 2015
Property	Location	Number of units	Average unit size (sq. ft.)	Average occupancy	Average rent per unit

Stone Rise	Philadelphia, PA	216	1,079	93.0%	$1,429
Ashford Park	Atlanta, GA	408	1,008	95.2%	$1,135
Lake Cameron	Raleigh, NC	328	940	94.8%	$897
McNeil Ranch	Austin, TX	192	1,071	96.4%	$1,230

Same-store properties		1,144		94.9%

Trail Creek	Hampton, VA	300	1,084	92.5%	$1,179
Summit Crossing	Atlanta, GA	485	1,053	—%	$1,210
Enclave at Vista Ridge	Dallas, TX	300	1,079	96.2%	$1,111
Sandstone Creek	Kansas City, KS	364	1,135	91.1%	$1,054
Stoneridge Farms	Nashville, TN	364	1,153	93.4%	$991
Vineyards	Houston, TX	369	1,122	91.5%	$1,189
Aster at Lely Resort	Naples, FL	308	979	98.5%	$1,292
CityPark View	Charlotte, NC	284	948	94.0%	$1,050
Avenues at Cypress	Houston, TX	240	1,166	94.9%	$1,375
Venue at Lakewood Ranch	Sarasota, FL	237	1,001	97.9%	$1,572
Avenues at Creekside	San Antonio, TX	395	974	94.0%	$1,207
Citi Lakes	Orlando, FL	346	984	—%	$1,369
Avenues at Northpointe	Houston, TX	280	1,154	95.1%	$1,365
Lenox Portfolio	Nashville, TN	474	886	—%	$—
Stone Creek	Houston, TX	246	852	—%	$—

Non same-store properties		4,992

Total		6,136		94.7%

For the three-month period ended December 31, 2015, our average occupancy was 94.7%. We define average occupancy as market rent reduced by vacancy losses. All of our multifamily properties are included in this calculation except for properties which are not yet stabilized, which we define as properties having first achieved 93% physical occupancy (Citi Lakes was not yet stabilized at the beginning of the fourth quarter), properties which are owned for less than the entire reporting period (Lenox Village III, Lenox Village Town Center, Lenox Regent and Stone Creek), and properties which are undergoing significant capital projects or are adding additional phases (Summit Crossing).

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Preferred Apartment Communities, Inc.                                  Page 15
Supplemental Financial Data

Fourth Quarter 2015

Capital Expenditures

We regularly incur capital expenditures related to our owned properties. Capital expenditures may be nonrecurring and discretionary, as part of a strategic plan intended to increase a property’s value and corresponding revenue-generating ability, or may be normally recurring and necessary to maintain the income streams and present value of a property. Certain capital expenditures may be budgeted and reserved for upon acquiring a property as initial expenditures necessary to bring a property up to our standards or to add features or amenities that we believe make the property a compelling value to prospective residents or retail tenants in its individual market. These budgeted nonrecurring capital expenditures in connection with an acquisition are funded from the capital source(s) for the acquisition and are not dependent upon subsequent property operating cash flows for funding.

For the three-month period ended December 31, 2015, our capital expenditures were as follows:

	Nonrecurring capital expenditures			Recurring capital expenditures
	Budgeted at acquisition	Other	Total		Total

Multifamily communities:
Summit Crossing	$—	$—	$—	$28,746	$28,746
Trail Creek	—	9,161	9,161	20,665	29,826
Stone Rise	—	2,582	2,582	7,413	9,995
Ashford Park	—	3,476	3,476	27,686	31,162
McNeil Ranch	—	900	900	16,350	17,250
Lake Cameron	—	2,335	2,335	17,564	19,899
Stoneridge	15,000	7,386	22,386	12,502	34,888
Vineyards	35,724	—	35,724	20,718	56,442
Enclave	39,685	—	39,685	2,650	42,335
Sandstone	444,453	1,617	446,070	21,844	467,914
Cypress	15,000	8,041	23,041	4,612	27,653
Northpointe	33,948	8,837	42,785	3,244	46,029
Lakewood Ranch	—	1,995	1,995	1,516	3,511
Aster at Lely	—	6,150	6,150	10,893	17,043
CityPark View	—	—	—	7,060	7,060
Avenues at Creekside	—	—	—	18,282	18,282
Citi Lakes	3,150	733	3,883	—	3,883
Stone Creek	70,186	—	70,186	4,890	75,076

	657,146	53,213	710,359	226,635	936,994
Retail:
Woodstock Crossing	—	13,155	13,155	—	13,155
Parkway Town Centre	—	—	—	—	—
Spring Hill Plaza	—	—	—	—	—
Deltona Landings	—	—	—	—	—
Salem Cove	—	—	—	—	—
Kingwood Glen	—	—	—	8,820	8,820
Powder Springs	—	—	—	8,000	8,000
Sweetgrass Corner	—	—	—	—	—
Independence Square	—	7,307	7,307	—	7,307
Royal Lakes Marketplace	—	—	—	7,521	7,521

	—	20,462	20,462	24,341	44,803

Total	$657,146	$73,675	$730,821	$250,976	$981,797

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Preferred Apartment Communities, Inc.                                  Page 16
Supplemental Financial Data

Fourth Quarter 2015

Retail Portfolio

Our retail portfolio consists of the following properties:

Property name	Location	Year built	GLA (1)	Percent leased	Anchor tenant

Woodstock Crossing	Atlanta, GA	1994	66,122	92.6%	Kroger
Parkway Town Centre	Nashville, TN	2005	65,587	89.7%	Publix
Spring Hill Plaza	Nashville, TN	2005	61,570	100.0%	Publix
Barclay Crossing	Tampa, FL	1998	54,958	100.0%	Publix
Deltona Landings	Orlando, FL	1999	59,966	95.5%	Publix
Kingwood Glen	Houston, TX	1998	103,397	100.0%	Kroger
Parkway Centre	Columbus, GA	1999	53,088	86.8%	Publix
Powder Springs	Atlanta, GA	1999	77,853	92.8%	Publix
Sweetgrass Corner	Charleston, SC	1999	89,124	96.2%	Bi-Lo
Salem Cove	Nashville, TN	2010	62,356	97.8%	Publix
Independence Square	Dallas, TX	1977	140,218	94.6%	Tom Thumb
Royal Lakes Marketplace	Atlanta, GA	2008	119,493	84.4%	Kroger
Summit Point	Atlanta, GA	2004	111,970	84.4%	Publix
The Overlook at Hamilton Place	Chattanooga, TN	1992	213,095	98.6%	The Fresh Market

			1,278,797

(1) Gross leasable area, or GLA, represents the total amount of property square footage that can be leased to tenants.

As of December 31, 2015, our retail portfolio was 93.9% leased. We define percent leased as the percentage of gross leasable area that is leased, including lease agreements that have been fully executed which have not yet commenced.

Details regarding lease expirations (assuming no exercise of tenant renewal options) within our retail assets as of December 31, 2015 were:

	Total retail portfolio
	Number of leases	Leased GLA	Percent of leased GLA

Month to month	4	6,714	0.6%
2016	32	69,714	5.8%
2017	48	92,522	7.7%
2018	34	63,741	5.3%
2019	24	249,523	20.8%
2020	30	127,408	10.6%
2021	10	22,960	1.9%
2022	2	3,239	0.3%
2023	2	12,300	1.0%
2024+	21	552,313	46.0%

	207	1,200,434

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Preferred Apartment Communities, Inc.                                  Page 17
Supplemental Financial Data

Fourth Quarter 2015

Multifamily Same Store Financial Data

The following chart presents same store operating results for the Company’s multifamily communities that have been owned for at least 24 full months, enabling comparisons of the current reporting period to the prior year comparative period. Multifamily communities approved for disposition by the investment committee of our Manager (both phases of Trail Creek) are excluded from these results. Additionally, the Company excludes the same store operating results of properties for which construction of adjacent phases have commenced (the Company holds a real estate loan partially supporting a third phase of the Summit Crossing multifamily community, which is excluded as well). For the periods presented, same store operating results consist of the operating results of our Stone Rise, Lake Cameron, Ashford Park, and McNeil Ranch communities. Same store net operating income is a non-GAAP measure that is most directly comparable to net income, with a reconciliation following below.

Same Store Net Operating Income
Stone Rise, Ashford Park, McNeil Ranch and Lake Cameron Multifamily Communities

	Twelve months ended:
	12/31/2015	12/31/14	$ inc	% inc
Revenues:
Rental revenues	$14,618,942	$14,125,546	$493,396	3.5%
Other property revenues	1,839,489	1,774,905	$64,584	3.6%
Total revenues	16,458,431	15,900,451	$557,980	3.5%

Operating expenses:
Property operating and maintenance	2,692,710	2,558,936	$133,774	5.2%
Payroll	1,574,145	1,547,003	$27,142	1.8%
Property management fees	657,534	635,813	$21,721	3.4%
Real estate taxes	1,859,941	1,762,741	$97,200	5.5%
Other	620,254	566,868	$53,386	9.4%
Total operating expenses	7,404,584	7,071,361	$333,223	4.7%

Same store net operating income	$9,053,847	$8,829,090	$224,757	2.5%

Reconciliation of Same Store Net Operating Income (NOI) to Net (Loss) Income

	Twelve months ended:
	12/31/2015	12/31/2014

Same store net operating income	$9,053,847	$8,829,090

Add:
Non-same-store property revenues	62,165,980	18,808,195
Less:
Non-same-store property operating expenses	25,229,352	6,901,518
Non-same-store deferred management fees	151,396	—
Property net operating income	45,839,079	20,735,767

Add:
Interest revenues on notes receivable	23,207,610	18,531,899
Interest revenues on related party notes receivable	7,474,100	3,295,826
Less:
Equity stock compensation	2,362,453	1,784,349
Depreciation and amortization	38,096,334	16,328,715
Interest expense	21,315,731	10,188,187
Acquisition costs	4,186,092	3,714,077
Acquisition costs to related party	4,967,671	3,518,540
Management fees	7,041,226	3,546,987
Other corporate expenses	2,782,749	1,687,779

Contingent asset management and general and administrative expense fees	(1,805,478)	(332,345)

Net (loss) income	$(2,425,989)	$2,127,203

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Preferred Apartment Communities, Inc.                                  Page 18
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Fourth Quarter 2015

Definitions of Non-GAAP Measures

Funds From Operations Attributable to Common Stockholders and Unitholders (FFO)

Analysts, managers and investors have, since the first real estate investment trusts were created, made certain adjustments to reported net income amounts under U.S. GAAP in order to better assess these vehicles’ liquidity and cash flows. FFO is one of the most commonly utilized Non-GAAP measures currently in practice. In its 2002 White Paper on Funds From Operations, which was most recently revised in 2012, the National Association of Real Estate Investment Trusts, or NAREIT, standardized the definition of how Net income/loss should be adjusted to arrive at FFO, in the interests of uniformity and comparability. The NAREIT definition of FFO (and the one reported by the Company) is:

Net income/loss:
• excluding impairment charges on and gains/losses from sales of depreciable property;
• plus depreciation and amortization of real estate assets and deferred leasing costs; and
• after adjustments for unconsolidated partnerships and joint ventures.

Not all companies necessarily utilize the standardized NAREIT definition of FFO, so caution should be taken in comparing the Company’s reported FFO results to those of other companies. The Company’s FFO results are comparable to the FFO results of other companies that follow the NAREIT definition of FFO and report these figures on that basis. The Company believes FFO is useful to investors as a supplemental gauge of our operating and cash-generating results. FFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.

Normalized Funds From Operations Attributable to Common Stockholders and Unitholders (NFFO)

Normalized FFO makes certain adjustments to FFO, which are either not likely to occur on a regular basis or are otherwise not representative of the Company’s ongoing operating performance. For example, since the Company is acquiring properties on a regular basis, it incurs substantial costs related to such acquisitions, which are required under GAAP to be recognized as expenses when they are incurred. The Company adds back any such acquisition and pursuit costs, including costs incurred in connection with obtaining short term debt financing for acquisitions to FFO in its calculation of NFFO since such costs are not representative of our fund generating results on an ongoing basis. The Company also adds back any realized losses on debt extinguishment and any non-cash dividends in this calculation. NFFO figures reported by us may not be comparable to those NFFO figures reported by other companies.

We utilize NFFO as a measure of the operating performance of our portfolio of real estate assets. We believe NFFO is useful to investors as a supplemental gauge of our operating performance and is useful in comparing our operating performance with other real estate companies that are not as involved in ongoing acquisition activities. NFFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.

Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders (AFFO)

AFFO makes further adjustments to NFFO results in order to arrive at a more refined measure of operating and financial performance. There is no industry standard definition of AFFO and practice is divergent across the industry. The Company calculates AFFO as:

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Preferred Apartment Communities, Inc.                                  Page 19
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NFFO, plus:
• non-cash equity compensation to directors and executives;
• amortization of loan closing costs, excluding costs incurred in connection with obtaining short term financing related to acquisitions;
• depreciation and amortization of non-real estate assets;
• net loan fees received; and
• deferred interest income received;

less:
• non-cash loan interest income;
• cash paid for pursuit costs on abandoned acquisitions;
• cash paid for loan closing costs;
• amortization of acquired real estate intangible liabilities; and
• normally-recurring capital expenditures and capitalized retail direct leasing costs.

AFFO figures reported by us may not be comparable to those AFFO figures reported by other companies. We utilize AFFO as another measure of the operating performance of our portfolio of real estate assets. We believe AFFO is useful to investors as a supplemental gauge of our operating performance and is useful in comparing our operating performance with other real estate companies. AFFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.

Same Store Net Operating Income (NOI)

The Company uses same store net operating income as an operational metric for properties the Company has owned for at least 24 full months, enabling comparisons of those properties’ operating results between the current reporting period and the prior year comparative period. The Company defines net operating income as rental and other property revenues, less total property and maintenance expenses, property management fees, real estate taxes, general and administrative expenses, and property insurance. The Company believes that net operating income is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs, acquisition costs, and other corporate expenses. Net operating income is a widely utilized measure of comparative operating performance in the REIT industry, but is not a substitute for its closest GAAP-compliant measure, net income/loss.

Additional Information

The SEC has declared effective the registration statement (including prospectus) filed by the Company for each of the offerings to which this communication may relate. Before you invest, you should read the final prospectus, and any prospectus supplements, forming a part of the registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the offering to which this communication may relate. In particular, you should carefully read the risk factors described in the final prospectus and in any related prospectus supplement and in the documents incorporated by reference in the final prospectus and any related prospectus supplement to which this communication may relate. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively the Company or its dealer manager, International Assets Advisory, LLC (with respect to the offering of up to a maximum of 900,000 Units, with each Unit consisting of one share of Series A Redeemable Preferred Stock and one Warrant to purchase up to 20 shares of our Common Stock, or the Follow-On Offering), or its sales agent, MLV & Co. LLC (with respect to the issuance and offering of up to $100 million of its Common Stock from time to time in an "at the market" offering, or the ATM Offering), will arrange to send you

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Preferred Apartment Communities, Inc.                                  Page 20
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Fourth Quarter 2015

the prospectus if you request it by calling Leonard A. Silverstein at (770) 818-4100, or writing to 3284 Northside Parkway NW, Suite 150, Atlanta, Georgia 30327.

The final prospectus for the Follow-On Offering, dated October 11, 2013, can be accessed through the following link: http://www.sec.gov/Archives/edgar/data/1481832/000148183213000128/a424b3prospectus900m.htm

The final prospectus and prospectus supplement for the ATM Offering, dated July 19, 2013 and February 28, 2014, respectively, can be accessed through the following link:

http://www.sec.gov/Archives/edgar/data/1481832/000148183214000015/prospectussupplementatm-20.htm

For further information:
Leonard A. Silverstein, President and Chief Operating Officer
Preferred Apartment Communities, Inc.
lsilverstein@pacapts.com
+1-770-818-4147

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Preferred Apartment Communities, Inc.                                  Page 21
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